Exhibit 10.27a

                            UIL HOLDINGS CORPORATION
                            ------------------------
                    EXECUTIVE INCENTIVE COMPENSATION PROGRAM
                    ----------------------------------------


I.    Purpose

      The purpose of the UIL Holdings Corporation Executive Incentive Compensation Program, as amended and restated effective January 1, 2002 in the form of this document (the "Program"), is to promote the interests of UIL Holdings Corporation ("UIL"), its customers, and its shareholders by (i) helping to attract and retain executives and key managers of high ability, (ii) heightening the motivation of those executives and key managers to attain goals that are in the interests of shareholders and customers, and (iii) encouraging effective management teamwork among the executives and key managers.


II.   Definitions

      When used herein, each of the following terms shall have the corresponding meaning set forth below unless a different meaning is plainly required by the context in which a term is used:

      A.   "Board" shall mean the Board of Directors of the Company.

      B. "Chief Executive Officer" shall mean the chief executive officer of the Company.

      C. "Committee" shall mean the Compensation and Executive Development Committee of the Board, or such other committee of the Board comprised exclusively of "outside directors" as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, as the Board may designate to administer the Program.

      D.   "Company" shall mean UIL Holdings Corporation.

      E. "Compensation" shall mean the annual base salary of a Participant as of April 1 of the applicable Year.

      F. "Incentive Award" shall mean an award earned by a Participant pursuant to Section VII hereof.

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

      G. "Maximum Incentive Award" shall mean 150% (one hundred and fifty percent) of the Participant's Target Incentive Award which is determined by the Committee pursuant to Section V.A hereof.

      H. "Participant" shall mean a person who is selected by the Committee for participation in the Program for a particular Year.

      I. "Participant's Target Incentive Award" shall mean the potential amount awarded to each Participant pursuant to
           Section V.A hereof for achievement of the Target Level of Performance.

      J. "Subsidiary" shall mean one or more corporations, a majority of the outstanding shares of voting stock of which is owned directly or indirectly by the Company. An employee of a Subsidiary shall only be eligible to participate in the Program if selected for participation by the Committee in accordance with Section IV hereof.

      K.   "Year" shall mean a calendar year January 1 through December 31.


III.  Administration of the Program

      A. The Program shall be administered by the Committee, as it may be constituted from time to time. The Committee may adopt rules and practices for carrying out the Program and may take such action in the administration of the Program not inconsistent with the terms hereof as it shall deem appropriate. Such rules and practices shall be considered as incorporated into this Program by reference. All questions of interpretation and construction of the Program, of any rights arising by reason of the Program, or of the provisions of any instrument or document used in connection with the Program shall be determined by the Committee. The Committee may delegate authority with respect to such aspects of the administration of the Program to such individuals,,who may be employees of the Company or its Subsidiaries, as the Committee may determine. Decisions of the Committee on all matters relating to the Plan shall be conclusive and binding upon all persons.

      B. The Committee, in its sole discretion, may determine not to put the Program into effect for the ensuing Year.

IV.   Selection of Participants

      Prior to, or within the first 90 days of, each Year, after having received the recommendations of the Chief Executive Officer, the Committee may, in its sole discretion, select persons to be Participants in the Program for the ensuing Year. Participants shall generally be selected from the group of Company officers and key managers, Subsidiary presidents, other Subsidiary officers, and other key managers who report directly to a Company officer or Subsidiary president. No person shall at any time have a right to be selected as a Participant for any Year nor, having been selected as a Participant for one Year, shall have a right to be selected as a Participant for any other Year. The fact that a person is selected as a Participant for any Year shall not mean that such person will necessarily receive an Incentive Award for that Year.


V.    Determination of Participant's Target Incentive Award

      A. Prior to, or within the first 90 days of, each Year the Program is to be put into effect, the Committee shall determine the amount of the Target Incentive Award for each Participant for the ensuing Year.
          The Participants' Target Incentive Awards are determined according to the Target Incentive Award Percentages indicated in Exhibit I attached hereto, provided however that the Committee may, prior to or within the first 90 days of any Year, approve Target Incentive Award Percentages with respect to the ensuing Year that are different than those indicated in Exhibit I. The appropriate percentage based on the Participant's Salary Grade shall be applied to the Compensation of the Participant for the applicable Year. The product of this process shall be the Participant's Target Incentive Award.

      B. The maximum amount which shall be awarded to each Participant with respect to any Year shall be limited to the Maximum Incentive Award.

      C. The amount of the Participant's Target Incentive Award for any Year the Program is not put into effect by the Committee shall be zero.

      D. If the Company reduces or omits a dividend on its common stock during any Year, the Board, at its sole discretion, may reduce the Participant's Target Incentive Award for the Year.

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

VI.   Establishment of Goals

      A. Prior to, or within the first 90 days of, each Year the Program is to be put into effect, and after having received the recommendations of the Chief Executive Officer, the Committee shall, in its sole discretion, set specific goals ("Goals") for each person or group of persons selected to be Participants in the Program for the ensuing Year. The Goals applicable to any Year for any person or group of persons shall be those Goals, based on the financial results or other performance of the Company, its Subsidiaries or specific business units thereof, or of individual persons or groups or teams of persons, or such other factors, as the Committee shall approve with respect to such Year.

      B. At the time each Goal is set, the Goal will be given a percentage weight by the Committee relative to the other Goals, with such percentage varying by Participant in the sole discretion of the Committee. This percentage weight shall be known as the Goal Percentage. The sum of the Goal Percentages for any Participant shall be 100%. For illustrative purposes only, the Goals and Goal Percentages for the 2002 Year are summarized in Exhibit II attached hereto; the actual Goals and Goal Percentages for any Year shall be those established by the Committee.

      C. Each Goal will have associated with it a range of performance as shall be approved by the Committee. The range of performance will be used to determine the percent of the Participant's Target Incentive Award earned for each Goal, known as the Percent of the Participant's Target Incentive Award Earned.

          A Threshold, Target and Maximum Level of Performance for each Goal shall be established by the Committee. For performance below the Threshold or minimum level, the Incentive Award shall be zero unless, in the sole discretion of the Committee, extenuating factors exist which would dictate otherwise.

          The Percent of the Participant's Target Incentive Award Earned for each Goal shall be established based on the Level of Performance achieved for that Goal. The relationship of the range of performance to the percent of the Target Incentive Award Earned is as follows:

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

                                                   Percent of Target
             Range of Performance                Incentive Award Earned
             --------------------                ----------------------

             Less than Threshold                         None
             Threshold                                   50%
             Target                                      100%
             Maximum or higher                           150%

      D. The Committee, under extenuating circumstances, may adopt in its sole discretion adjustments to any of the Goals or Goal Percentages, if it determines that an extraordinary event or events have occurred which significantly alters the basis upon which a Goal or Goal Percentage was established. Events warranting adjustment of Goals or Goal Percentages include, but are not limited to, events such as changes in accounting practices; adoption of or changes in tax or regulatory laws, regulations, or orders; extraordinary economic changes; or compliance with judicial decrees or other legal authorities.


VII.  Determination of Incentive Awards

      A. In January following each Year the Program is in effect, and after audited financial results for the Year are available to the Committee, the Committee, after having received the recommendations of the Chief Executive Officer, shall determine the size of the Incentive Award for each Participant for such Year.
          Each Incentive Award shall be based on the achievement of the Goals for the Year applicable to the Participant.

      B. The Committee, under extenuating circumstances, may determine to reduce or eliminate the Incentive Awards determined based on the achievement of Goals for such Year. In making such determination, the Committee shall consider the Company's performance during such Year, taking into account the relative success of the Company and such other significant factors as the Committee deems relevant.

      C. The Participant's Incentive Award shall be determined according to the following steps:

          1.  Determination of Target Incentive Award Applicable to Each Goal.

              The Target Incentive Award for each Participant shall be allocated among the various Goals

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

              applicable to the Participant, based on the Goal Percentages approved by the Committee. The appropriate Goal Percentage shall be applied to the Participant's Target Incentive Award to determine the amount of the Target Incentive Award allocated for the Year to each Goal for each Participant.

          2.  Determination of Incentive Awards.

              The Incentive Award for each Participant will be awarded based on the achievement of Goals for the Year applicable to the Participant. The amount of the Incentive Award will be determined separately with respect to each Goal, unless otherwise determined by the Committee.

              For performance between the Threshold and Target Levels of Performance, or between the Target and the Maximum Levels of Performance, the percent of the Participant's Target Incentive Award allocated to a Goal that is earned shall be calculated by straight line interpolation. An Incentive Award with respect to each Goal may range from 50% to 150% of the Participant's Target Incentive Award allocated for the Year to that Goal.

              A Participant's total Incentive Award for a Year shall be equal to the sum of the Incentive Awards calculated separately for each Goal applicable to the Participant for the Year. The total Incentive Award will be rounded to the nearest whole percent of the Participant's Target Incentive Award. However, with respect to Participants who are in a Subsidiary business unit, the total amounts of the Incentive Awards calculated for all Subsidiary business unit Participants (other than for the Subsidiary business unit presidents) shall be pooled, and the president of such Subsidiary business unit shall have discretion, unless the Committee determines otherwise, as to how to such pooled Incentive Awards are to be allocated among the Participants (other than the Subsidiary business unit president) in such business unit (subject to the approval of the Chief Executive Officer if the amount of the Incentive Award received by a Participant in a Subsidiary business unit as a result of such pooling and allocation would differ significantly from the amount that would otherwise be payable to such Participant if such pooling did not occur).

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

              Exhibit III provides an Illustration of an Incentive Award Determination.

      D. The Committee in its sole discretion, may grant an adjusted Incentive Award to a Participant to reflect his or her shorter period of participation during the Year due to accession, termination by reason of death, permanent disability, retirement, or for other good cause, or due to promotion during the year. In the event a Participant's employment with the Company or its Subsidiaries terminates during the Year for reasons other than death, permanent disability or retirement, no Incentive Award shall be payable with respect to such Participant unless the Committee determines otherwise.

      E. The Committee in its sole discretion, may grant an adjusted Incentive Award to a Participant to reflect his or her adjusted Compensation during the Year.


VIII. Payment of Incentive Awards

      Promptly following action by the Committee with respect thereto in conformity with Section III hereof, Incentive Awards shall be paid by the Company to Participants in cash. The Company may deduct from any Incentive Award the amount of taxes, if any, which the Company is required to withhold with respect to the Award. A Participant may elect to defer receipt of any portion of his or her Incentive Award into the Company's Executive Deferred Compensation Program.


IX.   Miscellaneous

      A.   Assignments and Transfers

           The rights and interests of a Participant under the Program may not be assigned, encumbered, or transferred; provided however, that in the event of the Participant's death, any award payable hereunder shall be paid to the executor or administrator of the Participant's estate.

      B.   Program Creates No Employment Rights

           Neither the establishment of the Program nor any action taken thereunder shall be construed as creating a contract of employment, or as a term or provision of any such contract, or as giving any employee any right to be retained in the employ of the Company or a Subsidiary.

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

      C.   Nature of Participant's Interest

           Any amounts payable to a Participant under the Program shall constitute solely a general, unsecured liability of the Company, payable exclusively out of the Company's general assets and in no event shall the Company or any Subsidiary be obligated to segregate any funds or assets to secure the payment of any such amount. No action pursuant to the Program shall confer upon any Participant any right, title, or interest in any assets of the Company or a Subsidiary.

      D.   Amendment, Suspension, or Termination of Program

           The Board may amend, suspend, or terminate the Program at any time.

      E.   Applicable Law

           The interpretation of the provisions hereof and the administration of the Program shall be governed by the laws of Connecticut.

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


                                                                    Exhibit I


                            UIL HOLDINGS CORPORATION
                            ------------------------
                    EXECUTIVE INCENTIVE COMPENSATION PROGRAM
                    ----------------------------------------

                      Target Incentive Awards Percentages,
                        By Officer Payroll Salary Grades



                                             Target Incentive Award
       Officer Payroll                       Percentages (Percent of
        Salary Grade                              Compensation)
      ----------------                      ------------------------

            8                                        70%
      ----------------                      ------------------------
            7                                        60%
      ----------------                      ------------------------
            6                                        50%
      ----------------                      ------------------------
            5                                        40%
      ----------------                      ------------------------
            4                                        33%
      ----------------                      ------------------------
            3                                        27%
      ----------------                      ------------------------
            2                                        23%
      ----------------                      ------------------------
            1                                        20%
      ----------------                      ------------------------

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


                                                                    Exhibit II

                            UIL HOLDINGS CORPORATION
                            ------------------------
                    EXECUTIVE INCENTIVE COMPENSATION PROGRAM
                    ----------------------------------------
                      2002 Year Goals and Goal Percentages
                      ------------------------------------

For illustrative purposes only, the Goals and the Goal Percentages for the 2002 Year are summarized below; the actual Goals and Goal Percentages for any Year shall be those established by the Committee. Each Goal shall be as further defined by the Committee. The Committee shall further indicate threshold, target and maximum levels of performance for each Goal.


                         Goals and Goal Percentage
                         -------------------------

                                                                  Total          Total
                               Total           Total              Business      Business          Strategic
Participant                    UIL             UIL                Unit(BU)       Unit(BU)      Opportunities or
Groups                         EPS             Cash Flow          EPS           Cash Flow         Scorecards
-----------                    -----           ---------          ---------     ---------      -----------------

UIL CEO, CFO,
Corporate
Development                     50%              20%                                                   30%

All Other UIL
Officers and
Employees                       20%              10%                30% (A)      10% (A)               30%

BU Presidents (B)               20%                                 40%          20%                   20%

All Other BU
Officers (B)                    15%                                 35%          20%                   30%

Other BU Direct
Reports (B)                     10%                                 35%          15%                   40%

(A) 1/3 each for UI, APS and Xcelecom
(B) Some BU EPS and cash flow goals are also contained in their balanced scoreboards


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


                                                                   Exhibit III

                            UIL HOLDINGS CORPORATION
                            -------------------------
                    EXECUTIVE INCENTIVE COMPENSATION PROGRAM
                    ----------------------------------------
                Illustration of an Incentive Award Determination
                ------------------------------------------------

I. Prior to, or during the first 90 days of, each Year the Program is in effect, establish Goals and Goal Percentages applicable to
      Participants:

      A. Determine appropriate weights for each Goal, for each Participant or group of Participants:

           Example:          Participant A


                 Goal                           Goal Percentage
                 ----                          ----------------

                Goal #1                              20%
                Goal #2                              40%
                Goal #3                              20%
                Goal #4                              20%
                                                    ----

                Total                               100%

           The number of Goals and the Goal Percentages used for each Goal may vary; the above is for illustrative purposes only and is not predetermined by the Program.

      B. Establish range of performance for each Goal including threshold, target and maximum levels of performance.

           Example:  Range of performance for Goal #1 - UIL EPS

                      Threshold:       $3.90
                      Target:          $4.32
                      Maximum:         $4.38

II. In January following each year the Program is in effect, determine Incentive Award.

      Example: Calculation of Incentive Award (the total Incentive Award amount is rounded to the nearest 1% of the Target Award)

      Assumptions:  1. Participant in Salary Grade 4.

                       o Compensation = $150,000
                       o Target Incentive Award Percentage = 33%

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


                    2. Goal Percentages as indicated in Part I above.

                    3. Percent of Target Goal Incentive Awards Earned:

                       o Goal #1:  125%
                       o Goal #2:  150%
                       o Goal #3:   55%
                       o Goal #4:    0%

      A.   Participant's Total Target Incentive Award:

           Compensation   X    Target Incentive    =       Target
                               Award Percentage        Incentive Award

           $150,000  X  .33 = $49,500

      B.   Calculation of Target Goal Incentive Awards

           Target         X    Goal                =        Target
           Incentive           Percentage               Goal Incentive
           Award                                             Award


                                                 Target Goal
           Goal                                Incentive Award
           ----                                ---------------

           Goal #1:                      $49,500 X .20 =  $  9,900
           Goal #2:                      $49,500 X .40 =  $ 19,800
           Goal #3:                      $49,500 X .20 =  $  9,900
           Goal #4:                      $49,500 X .20 =  $  9,900
           --------------------------------------------------------

                                         Total         =  $ 49,500


      C.   Calculation of Incentive Awards Applicable to Each Goal

           Target Goal         X   Percent of Target Goal   =  Goal Incentive
           Incentive Award         Incentive Award             Award Earned

           Goal #1: $ 9,900 x 120% =  $ 11,880
           Goal #2: $19,800 x 150% =  $ 29,700
           Goal #3: $ 9,900 X  60% =  $  5,940
           Goal #4: $ 9,900 X   0% =  $      0
           ------------------------------------

      D.  Total Incentive Award =  $   47,520 (96% of Total
                                       Target Incentive Award)

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